ANNEX A

GENERAL PARTNERS, CONTROL PERSONS, DIRECTORS AND EXECUTIVE OFFICERS OF CERTAIN REPORTING PERSONS

The following tables set forth the name, position, address, principal occupation and citizenship of each general partner, control person, director and/or executive officer of the applicable Reporting Persons (the “Instruction C Persons”).

To the best of the Reporting Persons’ knowledge, (i) none of the Instruction C Persons during the last five years has been convicted in a criminal proceeding (excluding traffic violations or other similar misdemeanors) or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws and (ii) none of the Instruction C Persons owns any securities of the Issuer or is party to any contract or agreement as would require disclosure in this Schedule 13D.

Monarch Alternative Capital LP

Name and Position of Officer or Director	Principal Business Address	Principal Occupation or Employment	Citizenship
Michael Weinstock	535 Madison Avenue New York, NY 10022	Member of Investment Committee	USA
Andrew Herenstein	535 Madison Avenue New York, NY 10022	Member of Investment Committee	USA
Christopher Santana	535 Madison Avenue New York, NY 10022	Member of Investment Committee	USA
Adam Sklar	535 Madison Avenue New York, NY 10022	Member of Investment Committee	USA
Joseph Citarrella	535 Madison Avenue New York, NY 10022	Member of Investment Committee	USA

MDRA GP LP

Name and Position of Officer or Director	Principal Business Address	Principal Occupation or Employment	Citizenship
Michael Weinstock	535 Madison Avenue New York, NY 10022	Member of Partnership Committee	USA
Andrew Herenstein	535 Madison Avenue New York, NY 10022	Member of Partnership Committee	USA
Christopher Santana	535 Madison Avenue New York, NY 10022	Member of Partnership Committee	USA
Stacey Maman	535 Madison Avenue New York, NY 10022	Member of Partnership Committee	USA
Adam Sklar	535 Madison Avenue New York, NY 10022	Member of Partnership Committee	USA

Monarch GP LLC

Name and Position of Officer or Director	Principal Business Address	Principal Occupation or Employment	Citizenship
Michael Weinstock	535 Madison Avenue New York, NY 10022	Member of Partnership Committee	USA
Andrew Herenstein	535 Madison Avenue New York, NY 10022	Member of Partnership Committee	USA
Christopher Santana	535 Madison Avenue New York, NY 10022	Member of Partnership Committee	USA
Stacey Maman	535 Madison Avenue New York, NY 10022	Member of Partnership Committee	USA
Adam Sklar	535 Madison Avenue New York, NY 10022	Member of Partnership Committee	USA